UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

COMMISSION FILE NUMBER 0-28720
(Exact name of registrant as specified in its charter)

Delaware	73-1479833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

40 Washington Street, Westborough, MA 01581
(Address of principal executive offices)(Zip Code)

(617) 861-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On October 12, 2012, Greg Rotman resigned as a Director with PAID, Inc. (the “Company”).
(e), (f)    W. Austin Lewis, IV, as President of the Company, received an additional grant of options to purchase 5 million shares as of October 15, 2012 at the Company's current fair market value price, which was awarded in light of his immediate reduction in salary when he joined the Company. The award was made pursuant to the 2012 Non-Qualified Stock Option Plan, which was adopted and approved by the Board of Directors on October 15, 2012, and which reserves 5 million shares of common stock for the award of options. A copy of the PAID, Inc. 2012 Non-Qualified Stock Option Plan is attached as Exhibit 10.1. A copy of the Agreement for Non-Qualified Stock Option under such plan is attached as Exhibit 10.2. A copy of the Agreement for Non-Qualified Stock Option for 5 million shares of common stock awarded to Mr. Lewis on August 8, 2012 is attached as Exhibit 10.3.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: October 18, 2012	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, President

Exhibit Index

Exhibit	Description

10.1	PAID, Inc. 2012 Non-Qualified Stock Option Plan

10.2	Agreement for Non-Qualified Stock Option under the PAID, Inc. 2012 Non-Qualified Stock Option Plan awarded to W. Austin Lewis, IV, dated October 15, 2012

10.3	Agreement for Non-Qualified Stock Option under the PAID, Inc. 2011 Non-Qualified Stock Option Plan awarded to W. Austin Lewis, IV, dated August 8, 2012